Exhibit 99

Press Release

United Heritage Corporation Announces Financial Results
for the Fiscal Year Ended March 31, 2007

Midland, Texas, July 17, 2007 - United Heritage Corporation (NASDAQ: UHCP) today announced its financial results for the fiscal year ended December 31, 2007.

Revenues for the fiscal year ended March 31, 2007 increased approximately 69%, to $1,014,734, as compared to $601,685 for the fiscal year ended March 31, 2006. The increase in revenue was due primarily to increased volume of oil sold.

Total operating costs and expenses for the fiscal year ended March 31, 2007 decreased by $19,990,051 or approximately 77%, from $25,858,003 in 2006 to $5,867,952. The significant decrease in operating expenses resulted from the inclusion of $23,199,110 in impairment of its oil and gas properties that was taken during the fiscal year ended March 31, 2006, but not included for the fiscal year ended March 31, 2007. Production and operating expenses were $1,320,401 during the fiscal year ended March 31, 2007 as compared to $259,290 for the fiscal year ended March 31, 2006, an increase of $1,061,111 or approximately 401%. This significant increase in production and operating expenses was the result of higher salt water disposal charges and charges for field labor. General and administrative costs decreased approximately 2% during the fiscal year ended March 31, 2007, from $1,339,920 incurred during the fiscal year ended March 31, 2006 to $1,317,456. Depreciation and depletion expense for the 2007 fiscal year was $490,507 as compared to depreciation and depletion expense of $1,027,155 for the 2006 fiscal year. The decrease in depreciation and depletion expense resulted primarily from the reduction of proved properties due to the impairment charge taken in the fiscal year ended March 31, 2006. The Company also incurred a put option expense of $2,727,186 during the fiscal year ended March 31, 2007. There was no similar expense incurred for the year ended March 31, 2006. Interest expense was $456,683 in the 2007 fiscal year, as compared to $221,445 in the 2006 fiscal year. The increase during the 2007 fiscal year was due primarily to the increase in the amount of money loaned to the Company by Lothian Oil Inc., its largest shareholder, for development of our properties. Lothian, which provided funds for the Company’s operations since October 2005, declared bankruptcy on June 13, 2007. The Company is currently operating on a day-to-day basis and will continue operating in this manner for as long as Lothian provides the funds for it to do so.

Net loss for the fiscal year ended March 31, 2007 was $11,435,134, a decrease of $5,936,261 or approximately 34%, as compared to a net loss of $17,371,395 for the fiscal year ended March 31, 2006. The Company reported a significant decrease in net loss because it had no impairment charge in the 2007 fiscal year, as compared to an impairment charge of $23,199,110 that was included in the 2006 fiscal year.

Loss per share was $1.77 for the fiscal year ended March 31, 2007 as compared with a loss per share of $2.98 for the fiscal year ended March 31, 2006.

The Company ended the period with cash of $1,671,672. Operating activities used $575,885 during the period, as compared to the Company’s cash usage of $67,729 for the 2006 fiscal year. Cash of $642,211 was provided by investing activities during the 2007 fiscal year and cash of $1,908,815 was used in investing activities for the 2006 fiscal year. Net cash provided from investing activities for the 2007 fiscal year consisted of the proceeds from the sale of the Company’s New Mexico properties, which totaled $6,613,947. Cash of $5,971,736 was used for capital expenditures for the Company’s oil and gas properties and for the purchase of equipment. During the 2006 fiscal year, cash flows used in investing activities related primarily to capital expenditures for the Company’s oil and gas properties.

The Company had received two lines of credit from Lothian totaling $10.5 million. During 2007, the Company had drawn down approximately $6,338,904 from the lines of credit. Payments totaling $4,809,924 were made to Lothian from the proceeds received from the sale of the Company’s New Mexico properties.

Weaver and Tidwell, L.L.P., the Company’s independent auditor, has included in its report on the Company’s financial statements a paragraph stating that that the Company may be unable to continue as a going concern because it sold all of its proved reserves and it no longer has significant revenue producing assets. In addition, the Company has limited capital resources and Lothian, which was financing the Company’s development, filed for bankruptcy on June 13, 2007. All of these factors raise substantial doubt about the Company’s ability to continue as a going concern.

Safe Harbor
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and our ability to overcome negative publicity relating to the restatement of our proved reserves. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2007 AND 2006

	2007	2006
ASSETS
CURRENT ASSETS
Cash	$1,671,672	$76,366
Accounts receivable	5,602	60,269
Accounts receivable - other	465,068	--
Inventory	31,417	48,626
Prepaid expenses	34,909	47,530
Total current assets	2,208,668	232,791

INVESTMENT in Cano Petroleum common stock, at fair value (restricted)	1,827,000	-

OIL AND GAS PROPERTIES, accounted for using the full cost method, net of accumulated depletion and depreciation of $0 for 2007 and $2,048,818 for 2006
Proved	--	9,353,037
Unproved	5,864,587	5,864,587
	5,864,587	15,217,624
PROPERTY AND EQUIPMENT, at cost
Equipment, furniture and fixtures	74,244	74,244
Vehicles	158,452	57,603
	232,696	131,847
Less accumulated depreciation	149,392	120,657
	83,304	11,190

TOTAL ASSETS	$9,983,559	$15,461,605

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2007 AND 2006

	2007	2006

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,835,148	$1,248,763
Accounts payable, related party	797,088	405,000
Accrued expenses	343,750	344,684
Accrued interest, related party	451,485	--
Total current liabilities	3,427,471	1,998,447
LONG-TERM LIABILITIES
Asset retirement obligation	82,942	266,512
Note payable, related parties	2,941,983	1,413,003
Accrued put option liability	2,727,186	--
Deferred tax liability	--	--
Total liabilities	9,179,582	3,677,962
SHAREHOLDERS' EQUITY
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none issued	--	--
Common stock, $.001 par value, 125,000,000 shares authorized, 6,446,758 issued and outstanding	6,447	6,447
Additional paid-in capital	43,796,676	43,341,208
Accumulated deficit	(42,999,146)	(31,564,012))
Total shareholders' equity	803,977	11,783,643
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$9,983,559	$15,461,605

UNITED HERITAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 2007 AND 2006

	2007	2006

OPERATING REVENUES
Processed meat products	$-	$8,694
Oil and gas sales	1,014,734	592,991
Total operating revenues	1,014,734	601,685
OPERATING COSTS AND EXPENSES
Processed meat products	--	15,996
Production and operating	1,320,401	259,290
Depreciation and depletion	490,507	1,027,155
Accretion of asset retirement obligation	12,402	16,532
General and administrative	1,317,456	1,339,920
Put option expense	2,727,186	--
Ceiling test impairment of oil & gas properties	--	23,199,110
Total operating costs and expenses	5,867,952	25,858,003
Loss from operations	(4,853,218)	(25,256,318)
OTHER INCOME (EXPENSE)
Gain on forgiveness of debt	--	116,457
Loss on notes receivable	--	(87,500)
Loss on sale of oil and gas assets	(6,125,233)	--
Interest expense	(456,683)	(221,445)
Miscellaneous income	--	27,486
Income (loss) before income tax	(11,435,134)	(25,421,320)
INCOME TAX (EXPENSE) BENEFIT	-	8,049,925
Net income (loss)	$(11,435,134)	$(17,371,395)
Income (loss) per share:
Basic and diluted	$(1.77)	$(2.98)
Weighted average number of shares outstanding Basic and diluted	6,446,758	5,830,188

UNITED HERITAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,435,134)	$(17,371,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	490,507	1,027,155
Loss on sale of oil and gas assets	6,125,233	-
Ceiling test impairment of oil and gas properties	--	23,199,110
Realization of stock options issued to non-employees	455,468	4,462
Put option expense	2,727,186	--
Recognition of services performed for stock	--	105,357
Deferred compensation and consulting recognized in current year	--	5,250
Forgiveness of debt	--	(116,457)
Accretion of asset retirement obligation	12,402	16,532
Write off of note receivable	-	87,500
Changes in assets and liabilities:
Accounts receivable	(410,401)	29,998
Inventory	17,209	(22,419)
Prepaid expenses	12,621	77,665
Deferred tax	--	(8,049,925)
Accounts payable and accrued expenses	1,429,024	939,438
Net cash used in operating activities	(575,885)	(67,729)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of oil and gas interests	6,613,947	625,000
Additions to oil and gas properties	(5,830,677)	(2,533,815)
Additions to equipment	(141,059)	-
Net cash provided by (used in) investing activities	642,211	(1,908,815)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock warrants	--	311,850
Proceeds from issuance of common stock to Lothian	--	3,444,000
Proceeds from borrowings, related parties	6,338,904	1,493,903
Payments on note payable, related party	(4,809,924)	(3,203,994)
Net cash provided by financing activities	1,528,980	2,045,759
Net increase in cash	1,595,306	69,215
Cash, beginning of year	76,366	7,151
Cash, end of year	$1,671,672	$76,366

UNITED HERITAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2007 AND 2006
(continued)

	2007	2006

SUPPLEMENTAL DISCLOSURES OF
CASH FLOWS INFORMATION:
Cash paid during the year for:
Interest	$--	$712,030
Taxes	$--	$--
SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
Common stock issued in exchange for services	$--	$105,357
Acquisition of common stock in sale of oil and gas properties	$1,827,000	$-
Forgiveness of debt	$--	$116,457